Project Stellar

Presentation to the Independent Directors

23 March 2007

Morgan Stanley

Disclaimer

- The following materials are being provided to the Special Committee (the "Special Committee") of the Board of Directors of STATS ChipPAC Ltd ("Company") by Morgan Stanley Dean Witter Asia (Singapore) Pte ("Morgan Stanley") in connection with a presentation made by Morgan Stanley at a meeting held to evaluate the acquisition proposal made by Singapore Technologies Semiconductors Pte Ltd. and should be reviewed and considered as a part of such presentation. These materials have been prepared solely for the use by the Special Committee in connection with its evaluation of the foregoing acquisition proposal and may not be relied upon by any other persons for any purpose. These materials are proprietary to Morgan Stanley and may not be disclosed or referred to by the Special Committee to any third party or distributed, reproduced or used for any other purpose without the prior written consent of Morgan Stanley.
- These materials do not constitute a fairness opinion for a potential or contemplated transaction and should not be represented as such. The analyses set out herein are not and do not purport to be an appraisal or valuation of any of the securities, assets or businesses of the Company.
- The information used in preparing these materials was obtained from or through the Special Committee or its representatives or from public sources. Morgan Stanley assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the management of the Company or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Morgan Stanley's views expressed in these materials are necessarily based on financial economic, market and other conditions, as in effect on, and the information made available to Morgan Stanley as of the date hereof. These materials were designed for use by specific persons familiar with the business and the affairs of the Company and Morgan Stanley assumes no obligation to update or otherwise revise these materials. Nothing contained herein should be construed as tax, accounting or legal advice. The Special Committee may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to the Special Committee relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.
- Morgan Stanley has adopted policies and guidelines designed to preserve the independence of its research analysts. Morgan Stanley's policies prohibit employees from directly or indirectly offering a favorable research rating or specific price target, or offering to change a research rating or price target, as consideration for or an inducement to obtain business or other compensation. Morgan Stanley's policies prohibit research analysts from being compensated for their involvement in investment banking transactions.

Offer Summary

Defined Terms Have the Same Meaning as the Offer to Purchase dated March 16, 2007

This is merely a summary of the Offer for presentation purposes and is not intended to be a substitute for the Offer to Purchase. The Special Committee is advised to review the entire terms of the Offer as set out in the Offer to Purchase.

Offer Summary

Offer for Ordinary Shares and ADSs

	Ordinary Share	ADS
• Offer Price	S$1.75 in cash	S$17.50 in cash
• Higher Offer Price, if 90% Threshold [1] or 90% Fully Diluted Threshold [2] is reached	S$1.88 in cash	S$18.80 in cash

Conditions to the Offer

- **Minimum Tender Condition:** By the final closing date of the Offer, valid acceptances in respect of such number of Ordinary Shares and ADSs, together with Ordinary shares (including those represented by ADSs) owned, controlled or agreed to be acquired before or during the Offer by the Offeror, will result in the Offeror and persons acting or deemed to be acting in concert with the Offeror carrying more than 50% of the voting rights attributable to the issued Ordinary Shares (including those represented by ADSs).
- **Regulatory Approvals / Third Party Approvals**
- **Material Adverse Effect**: During the Conditional Offer Period, there is no change which has occurred or is threatened in the business, properties, assets, liabilities, operations, results of operations or prospects of the Company that has or may reasonably be expected to have a material adverse effect on the Group. A Material Adverse Effect on the Group will occur where the earnings before interest, tax, depreciation and amortization ("EBITDA") of the Group, taken as a whole, will decrease by more than US$85MM for the Relevant Period.
- **No Market Out**: Any general suspension of trading, declaration of banking moratorium, material limitation by any Relevant Authority, commencement or escalation of war or national or international calamity, suspension or limitation of the currency exchange markets and change political / market /financial condition.

Offer for Convertible Notes

- To acquire all of the Convertible Notes due 2008 and Convertible Subordinated Notes due 2008
- For illustrative purposes, for US$1,000 principal amount, the "see-through" offer price (S$1.75) would be:
  - S$997.50 for the Convertible Note due 2008
  - S$1,872.50 for the Convertible Subordinated Notes due 2008
- For illustrative purposes, for US$1,000 principal amount, the "see-through" higher offer price (S$1.88) would be:
  - S$1,071.60 for the Convertible Note due 2008
  - S$2,011.60 for the Convertible Subordinated Notes due 2008

Notes
1. As defined in the 90% Threshold means 90% of the total number of issued Ordinary Shares (including Ordinary Shares represented by ADSs but excluding any Ordinary Shares held by the Company as treasury shares) as of the final closing date of the Offer (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of this Offer to Purchase). The 90% Threshold will be reached if the Offeror acquires or agrees to acquire during the period from the date of this Offer to Purchase up to the final closing date of the Offer which are equal to or more than the 90% Threshold.
2. The 90% Fully Diluted Threshold will be reached if the Offeror acquires or agrees to acquire during the period from the date of this Offer to Purchase up to a date prior to the final closing date of the Offer which results or would result in the Offeror holding such number of Ordinary Shares which are equal to or more than 90% of the maximum potential issued share capital of the Company as of such date; provided, however, that the date on which the 90% Fully Diluted Threshold may be reached may not be earlier than the first closing date.

Offer Summary (cont'd)

Defined Terms Have the Same Meaning as the Offer to Purchase dated March 16, 2007

This is merely a summary of the Offer for presentation purposes and is not intended to be a substitute for the Offer to Purchase. The Special Committee is advised to review the entire terms of the Offer as set out in the Offer to Purchase.

Offer Summary	
Options:	• The options proposal is subject to the Offer for the Ordinary Shares and ADSs being declared unconditional in all respects. • Under the rules of the Option Plans, the options are not transferable by the holders. Given this restriction, the Offeror will not make an offer to acquire the options. The Offeror will instead make a proposal to the relevant Options continuing to be exercisable into new Ordinary Shares, • The Offeror will pay holders of such Options a cash amount in consideration of such holders agreeing: – (i) not to exercise all or any of such Options into new Ordinary Shares; and – (ii) not to exercise all or any of their rights as holders of such Options, • The Option Price is calculated on a "see-through" basis. – The Option Price for an Option will be the amount (if positive) of the Offer Price or the Higher Offer Price less the exercise price of that Option. – If the exercise price of an Option is equal to or more than the Offer Price or the Higher Offer Price, the Option Price for each Option will be the nominal amount of S$0.001.

Acceptances Required for Various Thresholds

Acceptances Required at Various Thresholds

	Ordinary Shares Issued and Outstanding		Diluted Shares with ITM Options and Convertibles		Maximum Potential Shares with All Outstanding Options and Convertibles	
	Shares ('000s)	% of Total	Shares ('000s)	% of Total	Shares ('000s)	% of Total
Current Issued and Outstanding Shares	2,016,863	100.0%	2,016,863	91.0%	2,016,863	85.7%
Options	N/A		37,114	1.7%	108,378	4.6%
Convertibles	N/A		161,865	7.3%	227,483	9.7%
Total Shares Outstanding	2,016,863	100.0%	2,215,842	100.0%	2,352,723	100.0%
Shares Held by STSPL	712,228	35.3%	712,228	32.1%	712,228	30.3%
Shares Required to Achieve						
Minimum Acceptance Threshold @ S$1.75 / 50% of TSO	296,203	14.7%	395,693	17.9%	464,134	19.7%
Ability to Delist @ S$1.75 / 90% of TSO	1,102,949	54.7%	1,282,030	57.9%	1,405,223	59.7%
90% Threshold @ S$1.88 / 90% of Shares Not Held by STSPL	1,174,171	58.2%	1,353,252	61.1%	1,476,446	62.8%

Top 10 Shareholders

No.	Shareholder	Shares	% of Basic	% of Diluted	% of Max Diluted
1	Singapore Technologies Semiconductors Pte Ltd[1]	636,376	31.6%	26.7%	27.1%
2	Citibank Nominees Singapore Pte Ltd	570,271	28.3%	25.7%	24.2%
3	DBS Nominees Pte Ltd	193,449	9.6%	8.7%	8.2%
4	Raffles Nominees Pte Ltd	117,620	5.8%	5.3%	5.0%
5	UOB Kay Hian Pte Ltd	81,356	4.0%	3.7%	3.4%
6	HSBC (Singapore) Nominees Pte Ltd	61,330	3.0%	2.8%	2.6%
7	Morgan Stanley Asia (S'Pore) Pte Ltd	52,527	2.6%	2.4%	2.2%
8	DBSN Services Pte Ltd	43,119	2.1%	1.9%	1.8%
9	DB Nominees (S) Pte Ltd	36,136	1.8%	1.6%	1.5%
10	United Overseas Bank Nominees Pte Ltd	20,526	1.0%	0.9%	0.9%
	Total	**1,813,118**	**89.9%**	**81.8%**	**77.1%**

Source Stellar, as at March 16, 2007

Top 10 Shareholders based in US

No.	Shareholder	Shares[3]	% of Basic	% of Diluted	% of Max Diluted
1	Fidelity Management & Research (US)	223,274	11.1%	10.1%	9.5%
2	Wells Capital Management Inc.	52,459	2.6%	2.4%	2.2%
3	Schneider Capital Management Corporation	24,142	1.2%	1.1%	1.0%
4	PAR Capital Management, Inc.	15,303	0.7%	0.7%	0.6%
5	Thrivent Asset Management, LLC	13,969	0.7%	0.6%	0.6%
6	Citigroup Investment Research (US)	13,116	0.7%	0.6%	0.6%
7	6th Avenue Investment Management Company, LLC	13,368	0.6%	0.6%	0.6%
8	Deutsche Asset Management Americas	12,775	0.6%	0.6%	0.5%
9	Goldman Sachs & Company, Inc.	11,304	0.5%	0.5%	0.5%
10	Bain Capital, LLC	5,440	0.3%	0.2%	0.2%
	Total	**384,109**	**19.0%**	**17.3%**	**16.3%**

Source Thomson Financial

Notes
1. Remaining shares held through nominee accounts
2. Based on ordinary shares issued and outstanding
3. Reflects ordinary shares underlying ADSs

Stellar Historical Price Performance

Since January 1, 2006

Historical Share Price [(1)] S$	
Current (Mar 19, 2007)	1.83
1-Week Average	1.83
1-Month Average	1.69
3-Month Average	1.38
6-Month Average	1.21

Historical Trading Volumes [(1)]

% Volume	6 Months	12 Months
S$1.76–2.00	22%	13%
S$1.51–1.75	7%	4%
S$1.26–1.50	24%	21%
S$1.01–1.25	31%	34%
S$0.76–1.00	16%	29%

Trading Volumes - Pre Announcement

% Volume	6 Months	12 Months
S$1.76–2.00	0%	0%
S$1.51–1.75	8%	5%
S$1.26–1.50	28%	24%
S$1.01–1.25	41%	38%
S$0.76–1.00	23%	33%

Share Price Performance Since January 1, 2006


S$
Volume (MM)
2.00
1.80
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
140
120
100
80
60
40
20
0
25-Jan-06
4Q05 earnings release
Revenue: US$358MM
EBITDA: US$102MM
Net Income: US$17M
26-Apr-06
1Q06 earnings release
Revenue: US$386MM
EBITDA: US$90MM
Net Income: US$12M
22-Jun-06
Stellar entered strategic joint venture with China Resources Logic
28-Jun-06
Announced inclusion in the New NASDAQ Global Select Market
26-Jul-06
2Q06 earnings release
Revenue: US$418MM
EBITDA: US$111MM
Net Income: US$16M
25-Oct-06
3Q06 earnings announced
Revenue: US$397MM
EBITDA: US$101MM
Net Income: US$18M
24-Nov-06
ASE received buyout offer from Carlyle Group
24-Jan-07
4Q06 and FY06 earnings release
Revenue: US$416MM
EBITDA: US$111MM
Net Income: US$28M
1-Mar-07
Announcement of voluntary conditional cash offer
13-Mar-07
Special Committee announced appointment of advisers
16-Mar-07
Dispatch of Offer to Purchase
3-Jan-06
30-Mar-06
26-Jun-06
20-Sep-06
14-Dec-06
19-Mar-07
Volume
Price

Source: Factset as at 3/19/07

Notes
1. Up to and including March 19, 2007

Comparative Price Performance

Since January 1, 2007

Indexed Share Price Performance Since January 1, 2007


160
150
140
130
120
110
100
90
2-Feb-07
"As SPIL's '07 ROE will likely surpass the peak level seen since the internet bubble, we expect valuation rerating to be triggered." We are upgrading SIPL to 1-OW..." - Lehman
13-Feb-07
The board of SPIL announced plans to divest its exisiting shares of ChipMOS Technologies Taiwan and acquire shares of its parent company
26-Feb-07
"Analog Devices (a key customer) has reported above-consensus F1Q07 results and confirmed that a broad-based recovery in customer bookings...and gives us confidence that Stellar Q1 sales are tracking in line with guidance" - UBS
24-Jan-07
Stellar announced results for the fourth quarter and full year 2006
Stellar 50.0%
1-Mar-07
Stellar shareholders received a voluntary conditional cash offer from Temasek
12-Feb-07
Amkor 4Q and 2006 Profit Up, forecasts decline in Q1 sales
18-Jan-07
"Ardentec and SPIL are both said to have landed new NAND flash orders and should see stronger sales growth in 2007. Industry sources said ... SPIL is said to have strengthened its partnership with Samsung Electronics."
UTAC 24.3%
SPIL 21.9%
AMKR 18.6%
ASE 7.6%
STI 2.5%
NASDAQ -2.1%
3-Jan-07
10-Jan-07
18-Jan-07
25-Jan-07
1-Feb-07
8-Feb-07
15-Feb-07
23-Feb-07
2-Mar-07
9-Mar-07
19-Mar-07
Stellar
ASE
SPIL
AMKR
UTAC
NASDAQ
Straits Times Index

Source Factset as at 3/19/07

Valuation Summary

Valuation Summary
S$ Per Share

Market Values	Statistics	Low	High
Current (March 19, 2007)			1.83
Prior to bid			
1 Week		1.36	1.57
1 Month		1.28	1.57
3 Months		1.13	1.57
52 Weeks		0.87	1.57
Analyst Targets (Pre-Bid)		1.30	1.85
Discounted Cash Flow Analysis			
Management Case [1]		1.68	2.11
Wall Street Case [1]		1.56	1.98
Comparable Companies Analysis [2]			
5.0-5.5x 2007E EBITDA	US$488MM	1.38	1.55
With 15-30% Control Premium		1.58	2.02
4.5-5.0x 2008E EBITDA	US$547MM	1.40	1.59
With 15-30% Control Premium		1.61	2.06
9.0-13.0x 2007E Earnings	US$133MM	0.82	1.19
With 15-30% Control Premium		0.95	1.55
7.5-12.0x 2008E Earnings	US$173MM	0.89	1.43
With 15-30% Control Premium		1.03	1.86
2.0-2.5x 2006A Tangible Book [3]	US$867MM	1.19	1.49
With 15-30% Control Premium		1.37	1.94
Premium Analysis			
1 Day Prior to Announcement	S$1.48	1.70	1.92
1 Month Average Prior to Announcement	S$1.34	1.54	1.75
3 Month Average Prior to Announcement	S$1.25	1.44	1.62
With 15-30% Control Premium			
Recapitalization Analysis			
Value to Shareholders		1.25	1.67
Leveraged Returns Analysis [4]			
To achieve 20–30% IRR		1.40	2.02


S$1.75
S$1.88
Median of 1.52
S$0.60
S$0.80
S$1.00
S$1.20
S$1.40
S$1.60
S$1.80
S$2.00
S$2.20

Notes
1. Based on 9.5-11.5% WACC and 5.0-6.0x LTM EBITDA Terminal Multiple
2. Based on consensus IBES estimates as well as both current multiples and those before announcement of ASE transaction
3. Tangible book adjusted for US$555MM intangibles, US$20MM in-the-money stock options, and US$150MM in-the-money convertible subordinated notes
4. Based on potential returns achievable for Temasek

Transaction Matrix

Offer Price (S$)	Diluted Market Value[1] (US$MM)	Net Debt[2] (US$MM)	Aggregate Value (US$MM)	AV/Revenue 2007E	AV/Revenue 2008E	AV/EBITDA 2007E	AV/EBITDA 2008E	P/TBV[3] 2006A	Price / Earnings 2007E	Price / Earnings 2008E	Premia[4] 1 day prior	Premia[4] 1 wk avg	Premia[4] 1 mth avg	Premia[4] 3 mth avg	Premia[4] 6 mth avg
Statistics (US$MM) except for per share data, EPS and share price[5]				1,750	1,955	488	547	867	0.06	0.08	1.48	1.48	1.34	1.27	1.13
1.75	2,542	428	2,970	1.7	1.5	6.1	5.4	2.93	19.1	14.7	18.2%	17.9%	30.9%	38.2%	55.5%
1.88	2,731	428	3,159	1.8	1.6	6.5	5.8	3.15	20.5	15.8	27.0%	26.7%	40.6%	48.5%	67.1%
Trading Comparables Analysis Median (Prices as of 19-Mar-07)[6]				1.7	1.5	5.4	4.9	2.40	11.4	9.2	-	-	-	-	-
Trading Comparables Analysis Median (Prices as of 23-Nov-06)[6][7]				1.5	1.3	4.8	4.3	1.95	9.4	7.4	-	-	-	-	-
Carlyle-ASE Announcement[8]				1.7	1.5	5.1	4.6	2.94	10.1	8.7	14.0%	15.6%	22.3%	22.2%	25.0%
Precedent Semiconductor Transactions Median				-	-	-	-	-	-	-	20.0%	21.9%	27.7%	28.9%	23.0%
Precedent Singapore Change of Control Transactions Premia Median				-	-	-	-	-	-	-	16.4%	17.0%	20.8%	28.7%	26.9%

Notes

1. 2,216MM diluted shares = 2,017MM basic shares + 37MM shares from gross in-the-money options + 162MM shares converted from in-the-money convertible notes
2. US$428MM net debt = US$65MM ST debt + US$698MM LT debt + US$58MM minority interest – US$217MM cash – US$150MM convertible notes – US$26MM proceeds from in-the-money options
3. Tangible book adjusted for intangibles, in-the-money options and in-the-money convertibles
4. Implied premia paid one trading day before announcement of the transaction (Feb 28, 2007)
5. Based on Factset downloads
6. Median excludes Stellar
7. 1 day prior to Carlyle-ASE announcement
8. Based on company financials and Factset

Benchmarking of Management Case

For DCF Analysis

Revenues 2004 – 2009

US$MM


2,500
2,000
1,500
1,000
500
0
$769
$1,157
$1,617
$1,830
$1,750
$2,104
$1,950
$2,117
$2,177
2004(2)(3)
2005
2006
2007E
2008E
2009E
Growth (%)
NM(1)
50%(4)
40%
13% 9%
15% 12%
1% 10%
Management
Street
Actual

Source: Company filings and IBES

Net Income 2004 – 2009

US$MM


400
200
0
(200)
(400)
(600)
$(468)
$(26)
$77
$151
$133
$224
$173
$197
$206
2004(2)(3)
2005
2006
2007E
2008E
2009E
Net Margin (%)
NM
NM
5%
8% 8%
11% 9%
9% 9%
Management
Street(5)
Actual

Source: Company filings and Street Estimates

EBITDA 2004 – 2009

US$MM


800
600
400
200
0
-200
-400
$(241)
$283
$423
$520
$488
$641
$547
$632
$610
2004(2)(3)
2005
2006
2007E
2008E
2009E
EBITDA Margin (%)
NM
24%
26%
28%28%
30%28%
30%28%
Management
Street
Actual

Source: Company filings and IBES

Notes

1. Proforma 2004 revenues are not meaningful when compared to STATS standalone revenues in 2003
2. 2004 financial results include ChipPAC's results from August 5, 2004
3. ChipPAC's 6M04 revenues, EBITDA and net income are US$263MM, US$62MM and US$4MM respectively
4. Assuming full year ChipPAC results are included in 2004, growth rate is 6%
5. Street estimates include LB, ML, UBS and JPM for 2007-2008, UBS and ML for 2009

Discounted Cash Flow Analysis

Management Case

DCF Analysis - NPV of Free Cash Flows and Terminal Value based on Exit Multiple Methodology
US$MM

LTM EBITDA Exit Multiple		5.0 x			5.5 x			6.0 x	
Discount Rate	9.5%	10.5%	11.5%	9.5%	10.5%	11.5%	9.5%	10.5%	11.5%
Present Value of									
+ Cash Flow - Years 1 - 3	546	538	531	546	538	531	546	538	531
+ Terminal Value	2,459	2,398	2,339	2,705	2,638	2,573	2,950	2,877	2,807
Aggregate Value (US$MM)	**3,004**	**2,936**	**2,869**	**3,250**	**3,176**	**3,103**	**3,496**	**3,415**	**3,337**
% of Value in Terminal Value	*81.8%*	*81.7%*	*81.5%*	*83.2%*	*83.1%*	*82.9%*	*84.4%*	*84.2%*	*84.1%*
(Net Debt+Minority Interest)	(428)	(428)	(428)	(428)	(428)	(428)	(428)	(428)	(428)
Equity Value (US$MM)	**2,576**	**2,508**	**2,442**	**2,822**	**2,748**	**2,676**	**3,068**	**2,987**	**2,909**
Shares Outstanding	2,216	2,216	2,216	2,216	2,216	2,216	2,216	2,216	2,216
Equity Value Per Share (US$)	**1.16**	**1.13**	**1.10**	**1.27**	**1.24**	**1.21**	**1.38**	**1.35**	**1.31**
Equity Value Per Share (S$)	**1.77**	**1.73**	**1.68**	**1.94**	**1.89**	**1.84**	**2.11**	**2.06**	**2.00**
Premium / (Discount) to $1.75 (%)	**1.4 %**	**(1.3)%**	**(3.9)%**	**11.1 %**	**8.2 %**	**5.3 %**	**20.8 %**	**17.6 %**	**14.5 %**
Premium / (Discount) to $1.88 (%)	**(5.6)%**	**(8.1)%**	**(10.5)%**	**3.4 %**	**0.7 %**	**(2.0)%**	**12.4 %**	**9.5 %**	**6.6 %**
Implied Perpetual Growth Rate	*2.14%*	*3.07%*	*4.00%*	*2.77%*	*3.70%*	*4.64%*	*3.30%*	*4.24%*	*5.18%*
Implied Aggregate Value Multiples (1)									
- 2007E Sales	1.84 x	1.80 x	1.57 x	1.78 x	1.73 x	1.70 x	1.91 x	1.87 x	1.82 x
- 2007E EBITDA	5.78 x	5.64 x	5.52 x	6.25 x	6.11 x	5.97 x	6.72 x	6.57 x	6.42 x

Morgan Stanley

Note
1. Multiples based on management projections

Comparable Companies Trading Statistics

2006A P/TBV (1)(2)


4.0
2.0
0.0
2.5
3.1
2.9
3.2
2.5
2.4
1.9
N/M
2.0
2.1
2.0
1.5
N/M
Median 2.4(6)
Median 2.0(6)
Stellar
Current(3)
Prior to Carlyle-ASE Announcement(4)

Source Company financials and Factset

2007E AV/EBITDA (1)


8.0
6.0
4.0
2.0
0.0
5.3
6.3
6.1
6.5
7.2
5.7
5.2
4.2
4.4
5.4
5.1
4.6
3.6
Median 5.4(6)
Median 4.8(6)
Pre-bid
Current
S$1.75 bid
S$1.88 bid
SPIL
Amkor
ASE
UTAC
Stellar
SPIL
Amkor
ASE
UTAC
Stellar
Current(3)
Prior to Carlyle-ASE Announcement(4)

Source Company financials and Factset

2007E P/E (1)


24.0
20.0
16.0
12.0
8.0
4.0
0.0
16.2
20.0
19.1
20.5
11.7
11.6
11.3
9.4
13.0
9.9
9.6
9.1
7.6
Median 11.4(6)
Median 9.4(6)
Pre-bid
Current
S$1.75 bid
S$1.88 bid
SPIL
Amkor
ASE
UTAC
Stellar
ASE
Amkor
SPIL
UTAC
Stellar
Current(3)
Prior to Carlyle-ASE Announcement(4)

Source Company financials and Factset

2008E AV/EBITDA (1)


7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.7
5.6
5.4
5.8
6.0
5.2
4.6
3.7
3.9
4.7
4.5
4.0
3.2
Median 4.9(6)
Median 4.3(6)
Pre-bid
Current
S$1.75 bid
S$1.88 bid
SPIL
Amkor
ASE
UTAC
Stellar
Amkor
SPIL
ASE
UTAC
Stellar
Current(3)
Prior to Carlyle-ASE Announcement(4)

Source Company financials and Factset

Notes

1. On a diluted basis
2. Tangible book value adjusted for intangibles, in-the-money options and in-the-money convertible securities
3. Market data as of March 19, 2007
4. Multiples prior to Carlyle-ASE announcement are derived based on prices 1 day prior to Carlyle-ASE announcement
5. Pre-bid share price of S$1.48 as of February 28th, 2007
6. Medians exclude Stellar

2008E P/E (1)


16.0
12.0
8.0
4.0
0.0
12.4
15.4
14.7
15.8
9.5
9.4
8.9
7.9
10.0
8.2
7.4
7.4
6.6
Median 9.2(6)
Median 7.4(6)
Pre-bid
Current
S$1.75 bid
S$1.88 bid
SPIL
ASE
Amkor
UTAC
Stellar
ASE
SPIL
Amkor
UTAC
Stellar
Current(3)
Prior to Carlyle-ASE Announcement(4)

Source Company financials and Factset

Recapitalization Analysis

Based on Street Estimates

- Assumes cash payout subject to:
  - maximum leverage estimated to be 4.0x Total Debt / LTM EBITDA
  - maximum of US$1,847MM capital reduction
- Equivalent to S$0.71 distribution per share
- Covenant: LTM EBITDA / interest expense ≥ 2.0x
  - in compliance with covenants under existing loan agreements
- Temasek's approval is required for a capital reduction

Recapitalization Analysis

S$


Based on 2008E
Implied share price (1)
0.54
Distribution per share
0.71
Value to shareholders
1.25
Based on 2009E
Implied share price (2)
0.86
Distribution per share
0.71
Value to shareholders
1.67
0.0
1.0
2.0

Estimated Allowable Distribution Per Share

US$MM, except for multiples

	2006A
LTM EBITDA	423
4.0x LTM EBITDA	1,692
Existing debt	763
Implied additional debt	929
Assumed cost of new debt	9.30%
Additional interest expense	86
Maximum allowable capital reduction	1,847
Maximum estimated allowable distribution	929
Maximum estimated allowable distribution per share (S$)	0.71
Proforma LTM EBITDA / Interest expense [3]	2.8x

Value to Shareholders

S$ per share, except for multiples	2008E
EPS [4]	0.13
Post-tax interest expense per share [5]	-0.05
Adjusted EPS	0.07
P/E multiple	7.5 - 12.0x
Implied share price	0.54 - 0.86
Distribution per share	0.71
Value to shareholders	1.25 - 1.57

Value to Shareholders

S$ per share, except for multiples	2009E
EPS [4]	0.15
Post-tax interest expense per share [5]	-0.05
Adjusted EPS	0.09
P/E multiple	7.0 - 10.5x
Implied share price	0.64 - 0.96
Distribution per share	0.71
Value to shareholders	1.35 - 1.67

Notes

1. Based on 7.5x 2008E P/E multiple
2. Based on 10.5x 2009E P/E multiple
3. Current interest expense includes interest expense, amortization of lease prepayments, debt issuance cost amortization, accretion of discount on convertible notes and loss from repurchase and redemption of senior and convertible notes
4. Mean EPS of research reports since Jan 2007
5. Assumed Singapore Corporate Tax rate of 18%

Levered Returns Analysis for Temasek

Management Case

Sources and Uses (1)
US$ MM except percentages

Sources	Amount	% of Total Sources	Uses	Amount	% of Total Sources
Cash on Balance Sheet	$217	6.0%	Temasek Rollover Equity	$877	24.2%
Proceeds from Exerciseable Options	26	0.7%	Other Shareholders Rollover Equity	0	0.0%
Senior Debt (@ 6.78%)	850	23.5%	Purchase Price for Convertible Equity	199	5.5%
Sub Debt (@ 9.30%)	840	23.2%	Purchase Price of Remaining Equity	1,653	45.7%
Total Debt	1,690	46.7%	Refinance of ST Debt (2)	66	1.8%
Additional Investment (Temasek)	807	22.3%	Refinance of LT Debt (2)	553	15.3%
Temasek Rollover Equity	877	24.2%	Purchase of Options (not in the money)	0	0.0%
Non-Selling Shareholders Rollover	0	0.0%	Financing Fees	19	0.5%
Total Sources	**$3,618**	**100.0%**	**Total Uses**	**$3,618**	**100.0%**

Capital Structure Before LBO
US$MM except percentages

as of Dec 2006	Rate	Amount	Due
Cash & Equivalent		$217	
Short Term Borrowing		65	
Zero Coupon Senior Convertible Bond	0.00%	115	2008
2.5% Convertible Sub Notes (3)	2.50%	150	2008
6.75% Senior Notes	6.75%	215	2011
7.5% Senior Notes	7.50%	150	2010
Other Debt		68	
Total Debt		**763**	
Minority Interest		58	
Net Debt/ Total Capitalization		26.4%	

Ability to Pay at Various Return Thresholds
US$

	LTM EBITDA Exit Multiple		
Required 3-Yr Return (IRR)	5.0x	5.5x	6.0x
20%	1.64	1.83	2.02
22%	1.58	1.76	1.95
24%	1.53	1.70	1.88
26%	1.48	1.64	1.81
28%	1.43	1.59	1.75
30%	1.40	1.54	1.70

Notes
1. Sources and uses are based on S$1.88 bid
2. Refinanced at 101
3. In-the-money

Selected Precedent Singapore Transactions Premia Analysis

Change of Control Transactions

- Deal size greater than US$50MM
- Public transactions completed on the SGX and which were announced after January 1, 2001
- Change of control transactions defined as:
  - Offeror's initial stake less than 50%
  - Offeror's final stake greater than 50%
- Judgment formed to exclude transactions where technical GOs were made in order to comply with Singapore's Takeover and Mergers Code

Successful Change of Control Transactions

					% Stake				Size	Premium / (Discount) Over				
Date Ann.	Target	Acquiror	Consideration	Scheme vs. GO	Owned	Sought	Acquired	Final Stake	US$MM	1 Day Prior	1 Wk Avg	1 Mth avg	3 Mth avg	6 Mth avg
10/20/2006	Jaya Holdings	Nautical Offshore Services	Cash	GO	0.0%	100.0%	50.5%	50.5%	209	1.4%	-0.5%	2.0%	5.0%	5.0%
5/2/2006	Mentor Media	MM Holdings	Cash/Stock	Scheme	0.0%	100.0%	100.0%	100.0%	106	16.6%	19.6%	26.0%	15.2%	25.7%
7/20/2006	OES International	Venture Corporation	Cash	Scheme	0.0%	100.0%	100.0%	100.0%	619	19.0%	22.1%	21.2%	25.9%	20.1%
7/24/2006	System Access	SunGard Asia Pacific, Inc	Cash	GO	0.0%	100.0%	99.5%	99.5%	75	20.0%	21.2%	46.5%	83.4%	124.0%
6/24/2006	Hotel Negara Group	UOL Group	Cash	GO	0.0%	100.0%	99.0%	99.0%	83	20.6%	24.5%	33.3%	44.9%	61.1%
5/27/2006	Overseas Union Enterprise	OUE Realty Pte Ltd.	Cash	GO	0.0%	100.0%	94.5%	94.5%	1,363	6.2%	7.3%	8.7%	16.9%	20.5%
3/6/2006	SembCorp Logistics	Toll Holdings Pty Ltd	Cash	GO	0.0%	100.0%	93.4%	93.4%	734	2.3%	2.7%	3.7%	5.7%	6.9%
1/20/2006	Pearl Energy	Aabar Petroleum Inv	Cash	GO	48.2%	100.0%	31.1%	79.4%	423	12.7%	12.0%	16.2%	36.1%	24.1%
12/1/2005	MCL Land	Hongkong Land Limited	Cash	GO	0.0%	100.0%	77.4%	77.4%	296	25.0%	24.1%	23.0%	23.0%	25.6%
11/5/2005	Del Monte Pacific Limited	NutriAsia Pacific Limited	Cash	GO	0.0%	100.0%	64.5%	64.5%	593	17.0%	17.0%	15.5%	15.2%	10.4%
7/14/2005	RL International	Gucca Group Ltd	Cash	GO	29.5%	100.0%	31.0%	63.5%	212	2.6%	3.6%	4.9%	3.6%	7.0%
6/9/2005	Speedy-Tech Electronics	Integrated Microelectronics	Cash/Stock	Scheme	0.0%	100.0%	100.0%	100.0%	121	7.0%	11.5%	16.1%	13.2%	10.5%
1/11/2005	Sunningdale Precision Ind	Tech Group Asia Ltd	Cash	Scheme	0.0%	100.0%	100.0%	100.0%	195	15.1%	16.9%	31.4%	30.9%	42.5%
10/12/2004	Elec and Eltek	Eltbinx Holdings	Cash	GO	0.0%	100.0%	69.7%	69.7%	210	24.6%	22.6%	26.5%	22.0%	21.1%
8/4/2004	NOL	Lentor Investments	Cash	GO	30.1%	100.0%	38.5%	68.6%	899	3.7%	12.4%	18.4%	27.5%	29.8%
2/24/2004	Great Eastern Holdings	OCBC Bank	Stock	GO	48.9%	100.0%	32.2%	81.1%	959	-7.8%	-4.6%	-6.2%	2.0%	6.2%
5/21/2002	NatSteel Broadway	Flextronics International	Cash	GO	0.0%	100.0%	93.0%	93.0%	363	21.0%	22.4%	29.0%	31.4%	42.0%
6/12/2001	Keppel Capital Holdings	OCBC Bank	Cash	GO	0.0%	100.0%	96.2%	96.2%	2,343	22.9%	23.0%	27.3%	39.0%	47.4%
6/29/2001	Overseas Union Bank	United Overseas Bank	Cash/Stock	GO	0.0%	100.0%	95.7%	95.7%	6,207	5.6%	7.6%	20.6%	36.1%	36.0%
6/15/2001	Omni Industries	Celestica Inc	Cash/Stock	Scheme	0.0%	100.0%	100.0%	100.0%	927	36.2%	42.6%	46.5%	56.0%	54.9%
3/15/2001	Pacific Carriers	Hevest Investments	Cash/Stock	GO	0.0%	100.0%	54.7%	54.7%	211	57.3%	66.0%	56.7%	56.1%	61.0%
2/13/2001	Vickers Ballas Holdings	DBS Group Holdings	Cash	Scheme	0.0%	100.0%	69.5%	69.5%	254	16.0%	16.9%	25.4%	44.3%	48.7%
									Mean	15.7%	17.4%	22.7%	29.4%	30.6%
									Median	16.4%	17.0%	20.6%	26.7%	26.9%

Source Factiva news runs, company financials, offering circulars and Factset

Transactions where the acquiror had a significant minority stake prior to offer

Selected Precedent Semiconductor Transactions

- Deal size greater than US$1Bn
- Public transactions announced after January 1, 2001

Precedent Semiconductor Transactions

(US$MM)

Date Announced	Target	Acquiror	Consideration	Equity Value	Aggregate Value	Price Premium / (Discount) 1 Day Prior	1 Week Avg	1 Mth Avg	3 Mths Avg	6 Mths Avg
12/4/2006	Agere Systems	LSI Logic	Stock	3,974	3,930	28.2%	29.5%	28.6%	37.5%	47.9%
11/24/2006	ASE	Carlyle	Cash	5,574	5,908	14.0%	15.6%	22.3%	22.2%	25.0%
9/15/2006	Freescale Semiconductor	Consortium	Cash	17,076	16,420	6.5%	7.4%	27.7%	36.6%	36.3%
7/30/2006	msystems	SanDisk	Stock	1,560	1,376	13.2%	17.0%	27.6%	17.2%	23.0%
7/24/2006	ATI Technologies	Advanced Micro Devices	Stock / Cash	5,392	4,907	23.6%	29.7%	34.3%	30.7%	27.9%
6/15/2005	Integrated Circuit Systems	Integrated Device Technology	Stock / Cash	1,688	1,481	19.2%	19.6%	15.1%	22.0%	20.4%
3/3/2005	Siliconix Inc	Vishay Intertechnology	Stock	1,045	739	20.0%	21.9%	19.9%	8.8%	(0.9%)
2/10/2004	ChipPAC	ST Assembly Test Services	Stock	1,174	1,480	46.9%	57.2%	42.1%	47.4%	62.3%
11/3/2003	GlobespanVirata	Conexant Systems	Stock	1,090	956	14.5%	9.1%	(0.5%)	(5.4%)	(8.5%)
7/12/2002	FEI	Veeco Instruments	Stock	1,020	938	38.1%	38.1%	34.2%	17.5%	5.5%
3/10/2002	Elantec	Intersil Corp.	Stock / Cash	1,435	1,248	29.7%	34.4%	46.4%	38.4%	52.0%
5/15/2001	Sawtek Inc.	TriQuint Semiconductor	Stock	1,288	1,121	15.0%	16.3%	24.1%	48.7%	(9.1%)
1/29/2001	Dallas Semiconductor	Maxim Integrated Products	Stock	2,650	2,398	46.0%	40.8%	44.1%	28.9%	18.2%
Mean				3,283	3,083	24.2%	25.9%	28.1%	27.0%	23.1%
Median				1,498	1,428	20.0%	21.9%	27.7%	28.9%	23.0%

Source Company financials and Factset

Appendix A

Supplementary Materials

Supplementary Materials

Historical Forward AV/EBITDA

Last Twelve Months

L12 Months

	Mean	Median	Low	High
Stellar	5.0	5.0	4.1	6.3
Amkor	5.5	5.6	4.3	7.6
ASE	6.0	5.7	5.1	9.5
SPIL	6.2	6.4	4.1	8.2
UTAC	4.6	4.6	3.9	5.5
Industry	5.5	5.4	3.9	9.5

Source Company filings, Factset

Forward AV/EBITDA

(x)


10
8
6
4
2
3/20/06
5/31/06
8/10/06
10/20/06
1/4/07
3/19/07
Avg. Industry 5.5
Avg. Stellar 5.0
Stellar
Amkor
SPIL
ASE
UTAC

Source Company filings, Factset

Historical P/TBV

Since January 1, 2001

L12 Months

	Mean	Median	Low	High
Stellar	2.1	2.0	1.7	3.1
ASE	2.6	2.5	2.0	3.7
SPIL	2.7	2.5	1.9	3.8
UTAC	1.6	1.5	1.3	2.1
Industry	2.3	2.2	1.3	3.8

Source Company filings, Factset

L24 Months

	Mean	Median	Low	High
Stellar	1.9	2.0	1.0	3.1
ASE	2.4	2.4	1.5	3.7
SPIL	2.4	2.3	1.6	3.8
UTAC	1.5	1.5	1.0	2.1
Industry	2.0	2.1	1.0	3.8

Source Company filings, Factset

L36 Months

	Mean	Median	Low	High
Stellar	1.9	1.9	1.0	3.1
ASE	2.3	2.2	1.4	3.7
SPIL	2.2	2.1	1.3	3.8
UTAC	1.4	1.4	0.9	2.1
Industry	1.9	1.9	0.9	3.8

Source Company filings, Factset

P/TBV (Historical)

(x)


5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
1/2/01
1/17/02
1/29/03
2/9/04
2/17/05
3/1/06
3/19/07
Stellar
SPIL
ASE
UTAC

Source Company filings, Factset

Note

1. Stellar 2006 tangible book value adjusted for intangibles, in-the-money options and in-the-money convertible securities

Historical Forward P/E

Last Twelve Months

L12 Months

	Mean	Median	Low	High
Stellar	12.1	10.9	9.1	20.1
Amkor	10.0	10.0	5.1	19.2
ASE	9.3	9.1	7.2	13.4
SPIL	10.1	10.4	6.7	13.4
UTAC	10.3	9.5	7.6	14.9
Industry	10.4	10.0	5.1	20.1

Source Company filings, Factset

L6 Months

	Mean	Median	Low	High
Stellar	13.1	12.7	9.8	20.1
Amkor	9.6	10.3	5.4	11.9
ASE	9.0	9.2	7.2	11.8
SPIL	10.6	10.8	8.6	13.3
UTAC	9.6	9.4	8.6	11.9
Industry	10.4	10.1	5.4	20.1

Source Company filings, Factset

Forward P/E
(x)



25
20
15
10
5
0
3/20/06
5/31/06
8/10/06
10/20/06
1/4/07
3/19/07
Avg. Stellar 12.1
Avg. Industry 10.4
Stellar
Amkor
SPIL
ASE
UTAC

Source Company filings, Factset